Exhibit 4.1

EXECUTION VERSION

FLEXTRONICS INTERNATIONAL LTD.,
as Issuer,

the Guarantors party hereto

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Indenture

Dated as of June 8, 2015

4.750% Notes Due 2025

CROSS-REFERENCE TABLE(1)

TIA Sections			Indenture Sections

§	310	(a)	7.10
		(b)	7.08
§	311		7.03
§	312		11.02
§	313		7.06
§	314	(a)	4, 4.02
		(c)	11.04
		(e)	11.05
§	315	(a)	7.01, 7.02
		(b)	7.02, 7.05
		(c)	7.01
		(d)	7.02
		(e)	6.12, 7.02
§	316	(a)	2.05, 6.02, 6.04, 6.05
		(b)	6.06, 6.07
		(c)	11.02
§	317	(a) (1)	6.08
		(a) (2)	6.09
		(b)	2.03
§	318		11.01

(1)  This Cross Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

2

RECITALS

3

EXHIBITS
EXHIBIT A	Form of 2025 Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

INDENTURE, dated as of June 8, 2015, between Flextronics International Ltd., a Singapore company acting, subject to Section 11.14 hereof, through its Bermuda branch, as the Company, the Guarantors (as defined herein) party hereto and U.S. Bank National Association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $600,000,000 aggregate principal amount of the Company’s 4.750% Notes due 2025 (the “2025 Initial Notes”), and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”).  All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes.  All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guaranties, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                          Definitions.

“Additional Amounts” has the meaning assigned to such term in Section 4.13.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional

Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Attributable Debt” means, as to any particular lease under which any Person is at the time of determination liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, Assistant Treasurer and the Controller of the Company), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or in a place of payment.

“Capital Stock” means (i) with respect to any Person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such Person.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change in Tax Law” has the meaning assigned to such term in Section 3.02.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than the Company or one of its Subsidiaries;

(2) the adoption of a plan relating to the Company’s liquidation or dissolution;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company or its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of the Company outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(5) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing or performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article 5.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Tangible Assets” means the total of all assets reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries filed by the Company pursuant to Section 4.11, prepared in accordance with Generally Accepted Accounting Principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of the Company and its Consolidated Subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, “current liabilities” includes all Indebtedness for money borrowed, incurred, issued, assumed or guaranteed by the Company and its Consolidated Subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of Consolidated Net Tangible Assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination (which excluded amount includes, for the avoidance of doubt, the portion of such debt maturing during the last year thereof notwithstanding that such debt may then be characterized as short-term debt), all as reflected on such consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with Generally Accepted Accounting Principles.

“Consolidated Subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who (1) was a member of such board of directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 633 West Fifth Street, Los Angeles, CA 90071, Attn: P. Oswald (Flextronics Notes due 2025).

“Credit Facilities” means, collectively, the Revolving/Term Loan A Facility and the Term Loan B Facility, and any amendment, extension, renewal, increase, decrease, substitution or replacement (other than the Notes) of such facilities or any such substitution or replacement, provided however, that the term “Credit Facilities” shall not include any facility which substitutes or replaces the Term Loan B Facility so long as the aggregate principal amount of such substitution or replacement facility is not more than $200,000,000 at any one time outstanding, or any substitutions or replacements thereof.

“Currency Agreement” means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement.

“Debt/EBITDA Ratio” means, with respect to the Company and its Subsidiaries, as of any date of determination, the ratio, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, of:

(a) The total Indebtedness of the Company and its Subsidiaries on such date; provided, that in computing the foregoing sum, (i) there shall be excluded therefrom any Indebtedness to the extent the proceeds thereof are (A) legally segregated from the Company or such Subsidiaries’ other assets and (B) only held in the form of cash or cash equivalents and (ii) there shall be included as a component of total Indebtedness, without duplication and regardless of whether constituting Indebtedness as defined herein, all Securitization Attributable Indebtedness to

(b) EBITDA for the four fiscal quarter period ending on the most recently completed fiscal quarter for which financial statements are available.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDA” means, with respect to the Company and its Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, of the following:

(a) The net income or net loss of the Company and its Subsidiaries for such period before provision for income taxes;

plus

(b) The sum (without duplication and to the extent deducted in calculating net income or loss in clause (a) above) of (i) all Interest Expense of the Company and its Subsidiaries accruing during such period, (ii) all depreciation and amortization expenses of the Company and its Subsidiaries accruing during such period and (iii) any other noncash charges of the Company and its Subsidiaries incurred in such period, including noncash charges for stock options, performance shares or other equity-based compensation (it being understood and agreed that the term “noncash charges” does not include charges which consist of, or require an accrual of or cash reserve for, anticipated cash charges in subsequent periods);

plus

(c) An amount, not to exceed $100,000,000 in any consecutive four-quarter period, equal to the sum (without duplication and to the extent deducted in calculating net income or loss in clause (a) above) of all one-time cash charges associated with (i) merger- or acquisition-related expenses (including legal fees, investment banking fees and other similar fees and expenses), in connection with any merger or acquisition entered into or consummated by the Company or any of its Subsidiaries which is otherwise permitted under this Indenture, (ii) restructuring costs incurred by the Company or any of its Subsidiaries in connection with any restructuring entered into or consummated by the Company or any of its Subsidiaries which is otherwise permitted under this Indenture, and (iii) net losses from the early extinguishment of Indebtedness; in each case paid in such period and calculated in accordance with Generally Accepted Accounting Principles; provided, however, that no one-time cash charges in connection with merger- or acquisition-related expenses shall be added to the calculation of EBITDA if the Company and its Subsidiaries, in connection with any merger or acquisition to which such expenses relate, shall have adjusted EBITDA on a pro forma basis to give effect to such merger or acquisition as if such merger or acquisition had occurred as of the first day of such period as described in the next succeeding paragraph.

If the Company or any of its Subsidiaries acquires (whether by purchase, merger, consolidation or otherwise) any person as a new Subsidiary or all or substantially all of the assets or property of any Person, during any period in respect of which EBITDA is to be determined, such EBITDA may, in the sole discretion of the Company, be determined on a pro forma basis as if such acquisition occurred as of the first day of such period.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funded Debt” means Indebtedness created, assumed or guaranteed by a Person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

“Generally Accepted Accounting Principles” or “U.S. GAAP” means generally accepted accounting principles which are in effect on the Issue Date.  At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards as issued by the International Account Standards Board (“IFRS”) in lieu of U.S. GAAP and, upon any such election, references herein to U.S. GAAP or generally accepted accounting principles shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of U.S. GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with U.S. GAAP.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” or “Subsidiary Guarantor” means (i) each Subsidiary of the Company that Guarantees the Notes on the Issue Date and (ii) each Subsidiary that executes a supplemental indenture in the form attached hereto as Exhibit B providing for the guarantee of the payment of the Notes, in each case unless and until such Guarantor is released from its Subsidiary Guarantee pursuant to Section 10.09.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“Indebtedness” means (a) any liability of the Company or any of its Subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a drawn upon letter of credit or bank guaranty, or (2) evidenced by a bond, note, debenture or similar instrument (other than liabilities for the deferred purchase price of property evidenced by a bond, note, debenture or similar instrument to the extent (i) such liability has a regularly-scheduled maturity date that is less than one year, and (ii) solely for purposes of paragraph (4) under Section 6.01, the non-payment of such liability is subject to a good faith dispute, including by virtue of a bona fide right of setoff), or (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement (excluding any purchase price adjustments, earn-out or similar arrangements) made in connection with the acquisition of any businesses, properties or assets of any kind (other than payment obligations consisting of accounts payable for property or the deferred purchase price of property to the extent (i) such payment obligation has a regularly-scheduled maturity date that is less than one year, and (ii) solely for purposes of paragraph (4) under Section 6.01, the non-payment of such payment obligation is subject to a good faith dispute, including by virtue of a bona fide right of setoff), or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of the Company or any of its Subsidiaries, as lessee, as a capitalized lease obligation, or (5) under Currency Agreements and Interest Rate Agreements (but only the net liability thereunder, if any), to the extent not otherwise included in this definition (other than any Currency Agreements or Interest Rate Agreements entered into in connection with a bona fide hedging operation that provides offsetting benefits to the Company or any of its Subsidiaries); (b) any liability of others of a type described in the preceding clause (a) to the extent that the Company or any of its Subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. “Indebtedness” shall not be construed to include (x) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), (y) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory, or (z) any liability arising from a Permitted Receivables Transaction. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for any purpose hereunder, including under Section 4.08.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means an independent investment bank of national standing that is a primary U.S. government securities dealer in New York City (a “primary treasury dealer”) as may be appointed from time to time by the Company.

“Ineligible Subsidiary” means (a) any Subsidiary of the Company that (i) as a result of acting as a Guarantor, would incur or suffer, or would cause the Company or any Domestic Subsidiary of the Company to incur or suffer, (x) significant tax or similar liabilities or obligations or (y) an inclusion of income under Section 951(a)(1)(B) of Code (or similar non-U.S. tax law) that is reasonably and substantially likely to result in a significant adverse effect on the Company’s consolidated financial accounts; (ii) as a result of acting as a Guarantor, would incur or suffer, or would cause any Foreign Subsidiary of the Company to incur or suffer, significant tax or similar liabilities or obligations; provided that at such time such Subsidiary is not, and is not required to become, a guarantor under the Credit Facilities; or (iii) is a bankruptcy remote special purpose vehicle that exists solely to facilitate a Permitted Receivables Transaction, and (b) Flextronics Electronics Technology (Suzhou) Co., Ltd., Flextronics Technology (Malaysia) Sdn. Bhd., Flextronics Technology (Penang) Sdn. Bhd., and Flextronics Manufacturing (Singapore) Pte Ltd; provided that such entity is a “Controlled Foreign Corporation” under the Code.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“interest” refers to, in respect of the Notes, unless the context otherwise requires, interest, Additional Amounts in respect thereof, and Additional Interest, if any.

“Interest Expense” means, with respect to any Person for any period, (i) the amount which would, in conformity with Generally Accepted Accounting Principles, be set forth opposite the caption “Interest expense” or any like caption on a consolidated income statement of such Person and its Subsidiaries minus (ii) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in such amount; provided that for any period during which there shall exist any securitization or similar program relating to Permitted Receivables Transactions, “Interest Expense” shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such period by the applicable special purpose entity to the financiers of such securitization or similar program.

“Interest Payment Date” means each June 15 and December 15 of each year, commencing December 15, 2015.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“Issue Date” means the date on which the Original Notes are originally issued under the Indenture.

“Lien” means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a Lien. A contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a Lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guaranty” or “Subsidiary Guarantee” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company by (a)(i) the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary or (b) an authorized signatory of the Company.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, who is satisfactory to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Other Jurisdiction” has the meaning assigned to such term in Section 4.13.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permitted Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries in order to monetize or otherwise finance receivables, leases, receivables assets or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, receivables assets or other financial assets (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, receivables assets or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, receivables assets or other financial assets or other transactions evidenced by receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium or Additional Amounts with respect to such principal amount then payable on such Indebtedness.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the board of directors of the Company) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (+ and-for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies):

(a) in the event the Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or

(b) in the event the Notes (1) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations

(including gradations within Rating Categories, as well as between Rating Categories) so that the Notes are then rated below Investment Grade by both Rating Agencies or (2) are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories).

“Receivables Assets” means accounts receivable, Indebtedness and other obligations owed to or owned by the Company or any Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any Indebtedness or other obligation constituting an account, chattel paper, instrument or general intangible), together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a sale, factoring, financing or securitization transaction involving accounts receivable.

“Reference Treasury Dealer” means any four primary treasury dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal of and premium, if any, and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture, and shall also means any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, each and every Subsidiary at least 80% (by number of votes) of the Voting Equity of which is legally and beneficially owned by the Company and its Wholly Owned Restricted Subsidiaries at such time.

“Revolving/Term Loan A Facility” means the Credit Agreement, dated as of March 31, 2014, by and among the Company and certain of its Subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other lenders party thereto, as amended.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 4.07.

“Securities Act” means the Securities Act of 1933.

“Securitization Attributable Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Permitted Receivables Transaction relating to accounts receivable originated by the Company or any of its Subsidiaries on any date of determination that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such securitization were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal).  For the avoidance of doubt, “Securitization Attributable Indebtedness” shall not include (a) obligations that correspond to a deferred purchase price or other consideration owing to the Company or any of its Subsidiaries funded on a deferred basis from the proceeds of the collections on such receivables, a subordinated interest held by the Company or any of its Subsidiaries or the reserve or over-collateralization established or maintained for the benefit of the unaffiliated third party purchasers or financial institutions participating in such transaction, and (b) obligations arising under uncommitted factoring arrangements and similar uncommitted sale transactions.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subject Country” has the meaning assigned to such term in Section 5.02.

“Subject Transaction” has the meaning assigned to such term in Section 5.02.

“Subsidiary of the Company” or similar references means any corporation, association or other business entity of which at the time of determination the Company or one or more of the Company’s subsidiaries owns or controls more than 50% of the shares of Voting Equity.

“Successor Entity” has the meaning assigned to such term in Section 5.02.

“Surety Obligations” means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between the Company or any of its Restricted Subsidiaries and one or more surety providers, for the benefit of the Company’s or any Restricted Subsidiary’s suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

“Taxes” has the meaning assigned to such term in Section 4.13.

“Tax Redemption Price” has the meaning assigned to such term in Section 3.02.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Term Loan B Facility” means the Term Loan Agreement, dated as of August 30, 2013, among the Company, as a Borrower, the subsidiary guarantors party thereto, Bank of Tokyo-Mitsubishi UFJ, LTD., as Administrative Agent, and the Lenders from time to time party thereto, as amended.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“United States Bankruptcy Code” means Title 11 of the United States Code

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means notes which are (i) direct obligations of the United States of America (“U.S.”) where the payment or payments thereunder are supported by the full faith and credit of the U.S. or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S., and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

“Voting Equity” means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Wholly Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and Voting Equity of which are owned by the Company and/or any one or more of the Company’s other Wholly Owned Restricted Subsidiaries at such time.

Section 1.02.                          Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(a)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with Generally Accepted Accounting Principles;

(b)                                 “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(c)                                  all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(d)                                 references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e)                                  in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
THE NOTES

Section 2.01.                          Form, Dating and Denominations; Legends.  (a) The 2025 Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture; however, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling, to the extent permitted by applicable law.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable in minimum denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)                                 (1)                                 Except as otherwise provided in paragraph (c), Section 2.09(b)(4) or 2.10(b)(3), (b)(5), or (c), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2)                       Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3)                       Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4)                       Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5)                       Upon the Company’s approval and written request to the Trustee, Initial Notes offered and sold in reliance on Rule 144A or any other exception under the Securities Act other than Regulation S and Rule 144A may be issued in the form of Certificated Notes.

(6)                       Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(7)                       Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c)                                  (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2)                       if after an Initial Note or any Initial Additional Note is

(x)                       sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer, then the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)                                 By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02.                          Execution and Authentication; Exchange Notes; Additional Notes.  (a) An Officer or authorized signatory of the Company shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)                                 A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c)                                  At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication.  The Trustee will authenticate and deliver

(i)                           Initial 2025 Notes for original issue in the aggregate principal amount not to exceed $600,000,000;

(ii)                        Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company; and

(iii)                     Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes in each case after the following conditions have been met:

(1)                                               Receipt by the Trustee of an Officers’ Certificate specifying:

(A)                     the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(B)                     whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes;

(C)                     whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(D)                     other information the Company may determine to include or the Trustee may reasonably request.

(2)                                               In the case of Additional Notes, if the Company determines that such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes must bear different CUSIP and ISIN numbers than the Initial Notes.

(3)                                               In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the Exchange Offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect).  Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

Section 2.03.                          Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent.  The Company may act as Registrar or (except for purposes of Article 8) Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.  In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company initially appoints the Trustee as Registrar and Paying Agent.

(b)                                 The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

(c)                                  In the event that the Paying Agent receives funds in advance of the due date and with the prior written consent of the Company, the Paying Agent shall be entitled to invest such funds in the U.S. Bank Money Market Deposit Account or any substantially similar successor account, any earnings on which shall be for the account of the Company.

Section 2.04.                          Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, and the Company receives evidence to its satisfaction of the ownership and loss, mutilation or destruction of such Note, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture.  If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note (including attorney’s fees).  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05.                          Outstanding Notes.  (a)  Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1)                       Notes cancelled by the Trustee or delivered to it for cancellation;

(2)                       any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3)                       on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b)                                 A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned will be so disregarded).  Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an Exchange Offer, Offer to Purchase, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.06.                          Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer or authorized signatory executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07.                          Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the

Company has not issued and sold.  Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company, and will provide satisfactory evidence of such cancellation or disposition to the Company.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.                          CUSIP and CINS Numbers.  The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase.  The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09.                          Registration, Transfer and Exchange.  (a)  The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.  For so long as the Company is required to keep a register of holders of its debentures at its registered office pursuant to Section 93(1) of the Companies Act, Chapter 50 of Singapore the Registrar shall, upon written request of the Company, promptly send a copy of the Register created and updated with the particulars as required above, to the Company at the address set forth in Section 11.03 or such other address set forth in the Company’s written request.

(b) (1)                             Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)                            Each Global Note will be delivered to the Trustee as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10 and only under circumstances provided for in Section 2.01(b)(5) or 2.09(b)(4).

(3)                            Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4)                            If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)                                  Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d)                                 A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Trustee for the purpose; provided that

(x)                       no transfer or exchange will be effective until it is registered in such Register and

(y)                       the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1)                              Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)                            Global Note to Certificated Note.  If, under circumstances provided for under Section 2.01(b)(5) or 2.09(b)(4), a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)                            Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)                            Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10.                          Restrictions on Transfer and Exchange.  (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)                                 Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)                       No certification is required.

(2)                       The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)                       The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)                       The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5)                       Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note.  If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.  If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c)                                  No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1)                                 after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)(x)                                sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)                                 The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11.                          Temporary Offshore Global Notes.  (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b)                                 An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period).  Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c)                                  Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d)                                 Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE

Section 3.01.                          Optional Redemption.  (a) At any time and from time to time, upon not less than 30 nor more than 60 days’ notice, prior to March 15, 2025, the Company may redeem some or all of the Notes at a price of equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

(i)             100% of the aggregate principal amount of the Notes to be redeemed; or

(ii)          the sum of the present values of the Remaining Scheduled Payments (including interest and principal) on the Notes to be redeemed.

If the Company elects to redeem some or all of the Notes on or after March 15, 2025, the Company will pay a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the applicable Treasury Rate plus 0.375%.

Section 3.02.                          Optional Redemption Upon Certain Changes in Tax Laws.  The Company may, at its option, redeem the Notes in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption (the “Tax Redemption Price”) if a Change in Tax Law occurs.

A “Change in Tax Law” is any change in or any amendment to the laws, including any applicable double taxation treaty or convention (or regulation or ruling promulgated thereunder), of Singapore, or any Other Jurisdiction, or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation or official position regarding the application of such laws, double taxation treaty or convention, which change or amendment becomes effective on or after the Issue Date (or on or after the date a successor assumes the obligations of the Company under the Notes pursuant to Section 5.01 if the Change in Tax Law affects the successor) and would require that the Company or such successor make payments of Additional Amounts on the next succeeding date for the payment thereof following the determination by the Company or any relevant successor and the effect of the Change in Tax Law cannot be avoided through any reasonable measures available to the Company or such successor.

The date and the applicable redemption price will be specified in the notice of tax redemption, which will be given in accordance with Section 3.03 not earlier than 90 days prior to, and not later than 90 days after, the earliest date on which the Company, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were actually due on such date and, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to giving the notice of a tax redemption, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and an Opinion of Counsel to that effect based on the statement of facts.

Section 3.03.                          Method and Effect of Redemption.  (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 40 days before the redemption date, and in no event less than 10 days prior to the sending of the notice of redemption (unless a shorter period is satisfactory to the Trustee).  If fewer than all of the Notes are being redeemed, (i) in the case of Certificated Notes, the Officers’ Certificate must also specify a record date not less than 15 days after the date the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method customarily authorized by the clearing systems (including DTC), and will notify the Company promptly of the Notes or portions of Notes to be called for redemption; provided however, that the principal amount of the Notes so selected by the Trustee for such partial redemption shall not exceed the amount which the Company has chosen to redeem, and (ii) in the case of Notes in the form of Global Notes, the Notes to be redeemed will be selected in accordance with the procedures of the applicable clearing system, provided that in each case the Notes will be redeemed in minimum denominations of $2,000 principal amount and higher integral multiples of $1,000.  Notice of redemption must be sent by the Company or at the Company’s request made at least 10 days prior to the date on which the notice of redemption must be sent to Holders (unless a shorter period is satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

(b)                                 The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1)                       the redemption date;

(2)                       the redemption price, including the portion thereof representing any accrued interest;

(3)                       the place or places where Notes are to be surrendered for redemption;

(4)                       [Intentionally Omitted];

(5)                       on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6)                       if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7)                       if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                                  Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest.  Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.04.                          Offer to Purchase.  (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by Section 4.10 of the Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders.  The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(b)                                 The offer must include or state the following as to the terms of the Offer to Purchase:

(1)                       the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (the “purchase amount”);

(2)                       the purchase price, including the portion thereof representing accrued interest;

(3)                       an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(4)                       information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase;

(5)                       a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in minimum denominations of $2,000 in principal amount and a multiple of $1,000 in excess thereof;

(6)                       the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)                       each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8)                       interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(9)                       on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(10)                Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11)                if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued (provided that no Note in an unauthorized denomination may remain outstanding after any repurchase); and

(12)                if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

The notice shall, if sent prior to the date of consummation of the Change of Control, state that the Offer to Purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c)                                  Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)                                 The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

(e)                                  The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

ARTICLE 4
COVENANTS

Section 4.01.                          Payment of Notes.  (a)  The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture.  Not later than 11:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture.  In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b)                                 An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)                                  The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d)                                 Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.                          Maintenance of Office or Agency.  The Company will maintain in the United States of America, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.                          Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, if, in the judgment of the Company, the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole;  provided further that this Section does not prohibit any transaction otherwise permitted by Article 5.

Section 4.04.                          [Reserved].

Section 4.05.                          [Reserved].

Section 4.06.                          Limitation on Liens.  (a) The Company will not, and will not permit any Restricted Subsidiary to create, incur or assume any Lien on any property (including shares of Capital Stock or Indebtedness) or assets, whether now owned or hereafter acquired, to secure Indebtedness (including Guarantees) of the Company, any Restricted Subsidiary, or any other Person, including, without limitation, Indebtedness under the Credit Facilities, without in any such case effectively providing concurrently with the creation, incurrence or assumption of such Lien with respect to such Indebtedness that the Notes and the Subsidiary Guarantees (together with, if the Company so determines, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated in right of payment to the Notes or the Subsidiary Guarantees) will be secured by any such Lien equally and ratably with (or prior to) such secured Indebtedness, so long as such secured Indebtedness is so secured. In the case of the Credit Facilities, such obligation shall arise concurrently with the grant of any Lien thereunder, whether or not any Indebtedness will be outstanding under the Credit Facilities at such time.  Any Lien created for the benefit of the Holders pursuant to this Section 4.06 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes and the Subsidiary Guarantees.

(b)                                 Except in the case of any Lien granted under the Credit Facilities, the foregoing restriction will not, however, apply to the following:

(i)                           Liens on property or assets of the Company or any Restricted Subsidiary existing on the Issue Date;

(ii)                        Liens on property or assets of any Person, existing prior to the time such Person becomes a Restricted Subsidiary or is, through one or a series of transactions, merged with or into or consolidated with the Company or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety, through one or a series of transactions, to the Company or a Restricted Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such Liens shall not extend to any other property or assets of the Company or any other Restricted Subsidiary;

(iii)                     Liens on property or assets of the Company or any Restricted Subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such Liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of the Company or any Restricted Subsidiary;

(iv)                    Liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of the Company or any Restricted Subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any Indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets and/or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price and/or such cost (provided, in the case of Liens securing the payment of all or any part of the purchase price of any property or assets of the Company or any Restricted Subsidiary, as the case may be, or securing any Indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such Liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any Person formed to acquire such property or assets, and, provided further, that in the case of Liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of the Company or any Restricted Subsidiary, as the case may be,  or securing any Indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such Liens are limited to the assets or property then being developed, operated, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof and the capital stock of any Person formed to own such property or assets);

(v)                       Liens which secure Indebtedness owing by (a) the Company to a Restricted Subsidiary or (b) any Subsidiary to the Company or to a Restricted Subsidiary;

(vi)                    Liens on the property of the Company or a Restricted Subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing Indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property, including Liens to secure Indebtedness of the pollution control or industrial revenue bond type, or (c) securing Indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(vii)                 statutory or common law landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 60 days (taking into account applicable grace periods) or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP shall have been made;

(viii)              Liens for taxes, assessments or governmental charges that are not yet delinquent for a period of more than 60 days (taking into account applicable grace periods) or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;

(ix)                    zoning restrictions, easements, rights of way or defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by the Company or any Restricted Subsidiary and Liens of a landlord, lessor or lessee under operating leases to which the Company or a Restricted Subsidiary is a party;

(x)                       customary deposit or reserve arrangements entered into in connection with acquisitions;

(xi)                    Liens incurred in the ordinary course of business securing Indebtedness under any interest rate agreement, currency agreement or other similar agreement designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value;

(xii)                 Liens incurred (a) in connection with workers’ compensation, unemployment insurance, pensions, social security or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of Surety Obligations incurred in the ordinary course of business consistent with industry practice or customs, penalty or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such Person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) of this subsection (xii), in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;

(xiii)              Liens on receivables, leases, Receivables Assets or other financial assets incurred in connection with a Permitted Receivables Transaction;

(xiv)             judgment Liens against the Company or any Restricted Subsidiary not giving rise to an event of default and Liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings;

(xv)            Liens securing Indebtedness in an aggregate principal amount outstanding from time to time of no more than $250,000,000 arising in connection with (a) so-called “synthetic leases” or “tax retention operating leases,” or (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of the Company or a Restricted Subsidiary;

(xvi)             Liens (x) arising in connection with the administration and operation of deposit accounts of the Company or any of the Company’s subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such Liens shall not extend beyond the amounts on deposit therein, (y) arising out of cash management, netting or set off arrangements made by banks or financial institutions and the Company or any Subsidiary of the Company in the ordinary course of business, or over any asset held with a clearing house and (z) arising by operation of law or by agreement in favor of collecting or payor banks and other banks providing cash management services, in each case, having a right of setoff, revocation, refund or chargeback against money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank to secure the payment of bank fees and other amounts owing in the ordinary course of business;

(xvii)          Liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods, inventory or equipment covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

(xviii)   Liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

(xix)             any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, of any of the Liens referred to in subsections (i) through (xviii) above or the Indebtedness secured thereby;

(xx)                the interest of a licensor under any license of intellectual property in the ordinary course of business;

(xxi)             Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the disposition of such assets by the Company or any Subsidiary of the Company;

(xxii)          call arrangements, rights of first refusal and similar rights and customary reciprocal easements and other rights of use relating to (w) investments in joint ventures, partnership and the like, (x) investments consisting of equity issued by suppliers and other venture capital or similar direct investments, (y) ownership of undivided interests in assets subject to a joint ownership or similar agreement or (z) assets acquired in original equipment manufacturing divestiture transactions or similar acquisitions and arising in favor of the original seller or transferor of such assets (or their respective affiliates) pursuant to or in connection with master services, manufacturing services or supply arrangements entered into in connection therewith; and

(xxiii)       Liens in favor of the Holders pursuant to this Indenture.

(c)                                  Except in the case of any lien granted under the Credit Facilities (as to which no exceptions to the restrictions on Liens and the obligation to equally and ratably secure the Notes apply), the restriction on Liens on property or assets of the Company or any Restricted Subsidiary contained above will also not apply to the creation, incurrence or assumption by the Company or any Restricted Subsidiary of a Lien which would otherwise be subject to the restrictions under this Section 4.06 if the aggregate principal amount of all Indebtedness secured by Liens on property or assets of the Company and of any Restricted Subsidiary then outstanding (not including any such Indebtedness secured by Liens permitted to be incurred pursuant to paragraphs (i) through (xxiii) above) plus Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions, that would otherwise be subject to the restrictions of Section 4.07 (not including any such sale and leaseback transaction permitted under paragraph (a)

thereof below in reliance on an exception set forth in clauses (i) through (xxiii) of this Section 4.06 does not at the time such Indebtedness is incurred exceed an amount equal to 15% of Consolidated Net Tangible Assets.

(d)                                 For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of Liens described above, the Company, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xxiii) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of Liens described above.

(e)                                  For the purposes of this covenant, the creation of a Lien to secure a Guaranty or to secure Indebtedness which existed prior to the creation of such Lien, will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair market value (as determined in good faith by the Company) of the asset subject to such Lien and (y) the principal amount guaranteed or secured by such lien, but the amount of Indebtedness secured by Liens will be computed without cumulating the underlying Indebtedness with any guarantee thereof or lien securing the same.

Section 4.07.                          Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement after the Issue Date with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions) of any property or assets which (x) at the time of such lease have been or are to be owned by the Company or a Restricted Subsidiary for more than 180 days and (y) have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a “Sale and Leaseback Transaction”), unless either:

(a)                                 the Company and its Restricted Subsidiaries would be entitled, pursuant to Section 4.06, to incur Indebtedness secured by a Lien on such property or assets in a principal amount equal to or exceeding the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(b)                                 the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of The Company) to the retirement of Notes or other Funded Debt, of the Company (other than Funded Debt subordinated in right of payment to the Notes) or Funded Debt of a Restricted Subsidiary; provided that the amount to be so applied shall be reduced by (i) the principal amount of the Notes delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (ii) the principal amount of any such Funded Debt of the Company or a Restricted Subsidiary, other than the Notes, voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer, excluding in the case of both (i) and (ii), retirement pursuant to any mandatory prepayment or by payment at maturity.

Section 4.08.                          Restrictions on Funded Debt of Restricted Subsidiaries

(a)                                 The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor (other than an Ineligible Subsidiary) to create, incur, issue, assume or guarantee any Funded Debt, unless such Restricted Subsidiary, within 60 Business Days thereof, guarantees the payment of principal of, premium, if any, and interest on, the Notes. This restriction will not apply if:

(i)             the Company or such Restricted Subsidiary could create Indebtedness secured by Liens in accordance with one or more of clauses (i) through (xxiii) of Section 4.06(b) (whether or not such Indebtedness is in fact secured by Liens) or enter into a Sale and Leaseback Transaction in accordance with Section 4.07 in an amount equal to such Funded Debt, without equally and ratably securing the Notes and the Subsidiary Guarantees;

(ii)          such Funded Debt existed on the Issue Date;

(iii)       such Funded Debt is owed to the Company or any Restricted Subsidiary;

(iv)      such Funded Debt existed at the time the person that created, incurred, issued, assumed or guaranteed such Funded Debt became a Restricted Subsidiary, or was, through one or a series of transactions, merged with or into or consolidated with such Restricted Subsidiary, or at the time of a sale, lease or other disposition, through one or a series of transactions, of the properties of such person as an entirety to such Restricted Subsidiary, or arising thereafter:

(A)      other than in connection with the borrowing of money arranged thereafter and

(B)      pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

(v)         such Funded Debt is guaranteed by a governmental agency;

(vi)      such Funded Debt is created, incurred, issued, assumed or guaranteed in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to the Company;

(vii)             such Funded Debt is created, incurred, issued, assumed or guaranteed to pay all or any part of the purchase price or the cost of development, operation, construction, alteration, repair or improvement of property, assets or equipment acquired or developed, operated, constructed, altered, repaired or improved by a Restricted Subsidiary, in each case plus related transactional fees, costs and expenses, provided such Funded Debt is incurred within 180 days after acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment, whichever is later, and, provided further, that the principal amount of such Funded Debt does not exceed 100% of the fair market value of the property or equipment acquired or developed, operated, constructed, altered, repaired or improved;

(viii)          such Funded Debt is non-recourse; or

(ix)                such Funded Debt is created, incurred, issued, assumed or guaranteed for the purpose of extending, renewing, substituting, replacing, refinancing or refunding Funded Debt permitted by the foregoing.

(b)                                 Notwithstanding the foregoing, any Restricted Subsidiary that is not a Guarantor may create, incur, issue, assume or guarantee Funded Debt which would otherwise be subject to the foregoing restrictions if on the date thereof and after giving effect thereto on a pro forma basis (including application of the net proceeds thereof) the Debt/EBITDA Ratio would not exceed 4.00:1.00.

(c)                                  For the purposes of determining compliance with this covenant, in the event that an item of Funded Debt meets the criteria of more than one of the types of Funded Debt described above, the Company, in its sole discretion, will classify, and may reclassify, such Funded Debt and only be required to include the amount and type of such Funded Debt in one of the above clauses or the immediately preceding paragraph, and an item of Funded Debt may be divided and classified and reclassified into more than one of the types of Funded Debt described above.  If any Funded Debt was incurred that would have led to the need for a Subsidiary to issue a Subsidiary Guarantee pursuant to clause (a) above but, within the 60 Business Day-period prior to the issuance of the Subsidiary Guarantee, an exception contained in one or more of clauses (a)(i) through (ix) or clause (b) above is satisfied such that such Funded Debt could be incurred without the need for a Subsidiary Guarantee (and the Subsidiary would not otherwise be required to guarantee the Notes pursuant to another provision of this Indenture), such Subsidiary will not be required to issue a Subsidiary Guarantee.

Section 4.09.                          Guaranties by Subsidiaries.  If any Subsidiary that is not a Guarantor Guarantees any Indebtedness of the Company under, or becomes a borrower under, the Credit Facilities, such Subsidiary shall within 60 Business Days thereof provide a Subsidiary Guarantee; provided that such Subsidiary shall not be required to provide a Subsidiary Guarantee if it is an Ineligible Subsidiary.

A Subsidiary required to provide a Subsidiary Guaranty shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee stating that the supplemental indenture has been duly authorized, executed and delivered by the Subsidiary and constitutes a valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.10.                          Repurchase of Notes Upon a Change of Control.  Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to such Change of Control but after public announcement thereof, the Company (unless it has exercised its right to redeem all the Notes) shall make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest to but not including the date of purchase.

Section 4.11.                          Financial Reports.  (a)  At any time that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the SEC of such information, documents and reports under such provisions.  Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee at the time such documents are filed via such system.

(b)                                 For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(d)                                 Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.12.                          Reports to Trustee.  (a)  The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and

their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and the action which the Company proposes to take with respect thereto.

(b)                                 The Company will deliver to the Trustee, as soon as possible and in any event within five calendar days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

(c)                                  [Intentionally Omitted]

(d)                                 The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

Section 4.13.                          Additional Amounts.  (a) Any amounts paid, or caused to be paid, by the Company or any of its successors pursuant to Section 5.01 under the Indenture will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Taxes”) whatsoever imposed, assessed, levied or collected by or on behalf of Singapore, including any political subdivision or taxing authority thereof, or the jurisdiction of incorporation or residence of any successor, or any Subsidiary, branch, division or other entity through which we may from time to time direct any payments of principal, premium, if any, and interest on the Notes or any political subdivision or taxing authority thereof (an “Other Jurisdiction”). If deduction or withholding of any Taxes shall at any time be required by Singapore or any Other Jurisdiction, the Company or any relevant successor will, subject to timely compliance by the Holders or beneficial owners of the relevant Notes with any relevant administrative requirements, notify the Trustee and pay or cause to be paid such additional amounts (“Additional Amounts”) in respect of principal of, premium, if any, or interest, as may be necessary in order that the net amounts paid to the Holders of the Notes outstanding on the date of the required payment or the Trustee as the case may be, pursuant to this Indenture, after the deduction or withholding, shall equal the respective amounts that the Holder would have received if the Taxes had not been withheld or deducted.

(b)                                 Notwithstanding the foregoing, no Additional Amounts shall be paid to any Holder or beneficial owner for or on account of any of the following:

(i)                       any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the relevant Note has or had some connection with Singapore or any Other Jurisdiction, including that the holder or beneficial owner is or has been a domiciliary, national or resident of, engages or has been engaged in a trade or business, is or has been organized under, maintains or has maintained an office, a branch subject to taxation, or a permanent establishment, or is or has been physically present in Singapore or any Other Jurisdiction, or otherwise has or has had some connection with Singapore or any Other Jurisdiction, other than solely the holding or ownership of a Note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a Note;

(ii)                    any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Note was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

(iii)                 any present or future taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant Note;

(iv)                any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Singapore or any Other Jurisdiction of the Holder or beneficial owner of the relevant Note, if such compliance is required by a statute or regulation or administrative practice of Singapore, the Other Jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes;

(v)                   any present or future Taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant Note had been the Holder of such Note, or (B) which, if the beneficial owner of such Note had held the Note as the Holder of such Note, would have been excluded pursuant to any one or combination of clauses (i) through (iv) above;

(vi)                any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or

(vii)             any combination of the above.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.                          Consolidation, Merger or Sale of Assets by the Company.  (a) The Company shall not consolidate, merge, combine or amalgamate with or into (whether or not the Company is the surviving entity), any other Person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety, or permit any other Person to consolidate, merge, combine or amalgamate with or into the Company unless:

(i)                       the Company is the surviving entity or the Person formed by or surviving any such consolidation, merger, combination or amalgamation (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of either (A) the United States, any state thereof, the District of Columbia or Singapore or (B) a Subject Country, in which case the Company must have satisfied its obligations as set forth in Section 5.02;

(ii)                    if the Company is not the surviving entity, such surviving or successor Person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the Notes, and the performance of the Company’s obligations under the Registration Rights Agreement, the Indenture, including, if any Notes are then secured pursuant to the Indenture, any collateral documents relating thereto, and the Notes issued hereunder;

(iii)                 immediately after giving effect to such transaction, including any Indebtedness which becomes an obligation of the Company at the time of such transaction, no Default or Event of Default exists; and

(iv)                the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture.

(b)                                 Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture.  Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets or a lease of all or less than all its assets, the Company will be released from its obligations under the Indenture and the Notes.

Section 5.02.                          Restrictions upon Reincorporating, Merging or Consolidating into a Subject Country.

(a)                                 The Company may not consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or permit any other person to consolidate, merge, combine or amalgamate with or into it (a “Subject Transaction”) unless it satisfies the conditions set forth below. If the surviving or resulting transferee, lessee or successor Person (the “Successor Entity”) in a Subject Transaction is incorporated in any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia (any such jurisdiction, a “Subject Country”), then the Company must satisfy the conditions specified in paragraphs (b), (c) and (d) below as promptly as practicable but no later than 60 days following the date of such Subject Transaction:

(b)                                 the Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance satisfactory to the Trustee, as to the continued validity, binding effect and enforceability of this Indenture and the Notes and to the further effect that such counsel is not aware of any pending change in, or amendment to, the laws (or any regulations promulgated thereunder) of any Subject Country in which the proposed Successor Entity is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any such Subject Country is a party, which, in any such case, would permit the Company to redeem the Notes as described in Section 3.02, it being understood that such counsel may, in rendering such opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and the Company may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

(c)                                  the Company shall have delivered to the Trustee a certificate, in form and substance satisfactory to the Trustee, signed by two executive officers of the Successor Entity, as to the continued validity, binding effect and enforceability of this Indenture and the Notes; and

(d)                                 the Successor Entity shall, promptly but no later than 60 days following the date of such Subject Transaction, consent to the jurisdiction of the Courts of the State of New York.

In the event of any Subject Transaction in which the Successor Entity is organized and existing under the laws of a Subject Country, the Company will indemnify and hold harmless the Holder of each Note from and against any and all present and future taxes, levies, imposts, charges and withholdings (including, without limitation, estate, inheritance, capital gains and other similar taxes), and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the Notes, this Indenture or any other agreement relating to calculations to be performed with respect to the Notes or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had such Subject Transaction not occurred.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.                          Events of Default.  An “Event of Default” occurs with respect to Notes if

(1)                                 the Company defaults in the payment of interest (including any Additional Interest) on any Note, or any Additional Amounts payable with respect thereof when the same becomes due and payable, and the default continues for a period of 30 days;

(2)                                 the Company defaults in the payment of the principal or any premium of any Note, or any Additional Amounts payable with respect thereof when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

(3)                                 the Company defaults in the performance of or breaches any other covenant, warranty or agreement of the Company in the Indenture with respect to the Notes or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes specifying such default or breach and requiring it to be remedied and stating that it is a “notice of default;”

(4)                                 there occurs with respect to any issue or issues of Indebtedness (including any Guarantee and any other series of debt securities) of the Company or any Restricted Subsidiary having an outstanding principal amount of $100,000,000 or more in the aggregate for all such issues of all such persons, whether such Indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(5)                                 the Company or any of its Restricted Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $100,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith;

(6)                                 an involuntary case or other proceeding is commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(7)                                 the Company or any of its Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Restricted Subsidiaries or of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors, in each case, other than a proceeding initiated by or on behalf of the Company or a Subsidiary of the Company to effect the winding up, dissolution or other termination of existence of a Subsidiary of the Company which is permitted under Section 4.03 (an event of default specified in clause (6) or (7) a “bankruptcy default”); or

(8)                                 any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty.

Section 6.02.                          Acceleration.  (a)  If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture with respect to any Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and interest will become immediately due and payable.  If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1)                       all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)                       the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03.                          Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.                          Waiver of Past Defaults.  Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, waive an existing Default in respect of the Notes and its consequences.  Upon such waiver, the Default will cease to exist in respect of the Notes, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                          Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.  Prior to taking any action hereunder, the Trustee will be entitled to indemnification satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06.                          Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(1)                       the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)                       Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3)                       Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)                       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                       during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07.                          Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.                          Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09.                          Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                          Priorities.  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee for all amounts due hereunder;

Second:  to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third:  to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.                          Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.                          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13.                          Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.                          Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.                          Waiver of Stay, Extension or Usury Laws.  The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture.  The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE

Section 7.01.                          General.  (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)                                 Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee.  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02.                          Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(1)                       In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)                       Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, each conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)                       The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(4)                       The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5)                       The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(6)                       The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7)                       No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Section 7.03.                          Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)                       “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)                       “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.                          Trustee’s Disclaimer.  The recitals contained herein and in the Notes (except in the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee (i) makes no representation as to the validity or adequacy of the Indenture, the Note Guaranties or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.                          Notice of Default.  If any Default occurs and is continuing and is known to a Responsible Officer of the Trustee in respect of any Notes, the Trustee will send notice of the Default to each Holder of Notes within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders of Notes.  Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06.                          Reports by Trustee to Holders.  Within 60 days after each May 15, beginning with May 15, 2016, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07.                          Compensation and Indemnity.  (a) The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.  The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate and may participate in the defense.  The Trustee and its agents subject to the claim may have separate counsel if the Trustee concludes, upon advice of counsel, that there exists a conflict of interest between the Company and the Trustee and its agents subject to the claim in connection with such defense.  The Company need not pay for any settlement made without its written consent, not to be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

(c)                                  To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d)                                 The Company’s obligations under this Section 7.07 shall survive any resignation or removal of the Trustee or any termination of this Indenture.

Section 7.08.                          Replacement of Trustee.  (a) (1) The Trustee may resign at any time by providing 30 days prior written notice to the Company.

(2)                       The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3)                       If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4)                       The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)                                 If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture.  Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)                                 Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)                                  The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.                          Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10.                          Eligibility.  The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.                          Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.                          Discharge of Company’s Obligations.  (a) Subject to paragraph (b), the Company’s obligations under the Notes and the Indenture, and each Guarantor’s obligations under its Note Guaranty with respect to such Notes, will terminate if:

(1)                       all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums due and payable by it hereunder; or

(2)                               (A)                        the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B)                     the Company irrevocably deposits or causes to be deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums due and payable by it hereunder,

(C)                     no Default has occurred and is continuing on the date of the deposit,

(D)                     the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

(E)                      the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

(b)                                 After satisfying the conditions in clause (1), only the Company’s obligations under Section 7.07 will survive.  After satisfying the conditions in clause (2), only the Company’s obligations in Article 2 and Sections 4.02, 7.07, 7.08, 8.05 and 8.06 will survive, as well as the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such

Section, payments in respect of the principal of and interest on such Notes when such payments are due.  In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture other than the surviving obligations.

Section 8.02.                          Legal Defeasance.  After the 123rd day following the deposit referred to in clause (1) of this Section 8.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.02, 7.07, 7.08, 8.05 and 8.06, each Guarantor’s obligations under its Note Guaranty will terminate, and Holders of outstanding Notes will have the right to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, provided the following conditions have been satisfied:

(1)                       The Company has irrevocably deposited or caused to be deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of Notes, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee (or, if two or more nationally recognized firms of independent accountants decline to issue such opinion as a matter of policy, in the opinion of the Company’s chief financial officer), without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2)                       No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(3)                       The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(4)                       The Company has delivered to the Trustee either (x) a ruling received from or published by the Internal Revenue Service to the effect that the beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x).

(5)                       If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Officers’ Certificate to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(6)                       The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture in respect of such Notes will be discharged.  Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture in respect of such Notes except for the surviving obligations specified above.

Section 8.03.                          Covenant Defeasance.  After the 123rd day following the deposit referred to in clause (1), the Company’s obligations set forth in Sections 4.06 through 4.12, inclusive, and each Guarantor’s obligations under its Note Guaranty, will terminate in respect of the Notes, and clauses (3), (4), (5), and (8) of Section 6.01 will no longer constitute Events of Default in respect of such Notes, provided the following conditions have been satisfied:

(1)                       The Company has complied with clauses (1), (2), (3), (4), (5) and (6) of Section 8.02; and

(2)                       the Company has delivered to the Trustee an Opinion of Counsel stating that the beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 8.04.                          Application of Trust Money.  Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture.  Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05.                          Repayment to Company.  Subject to Sections 7.07, 8.01, 8.02 and 8.03 and applicable abandoned property laws, the Trustee will promptly pay to the Company upon request any excess money or property held by the Trustee at any time and thereupon be relieved from all liability with respect to such money or property.  The Trustee will pay to the Company upon request any money or property held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06.                          Reinstatement.  If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made.  If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.                          Amendments Without Consent of Holders.  The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder

(1)                       to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(2)                       to comply with Article 5;

(3)                       to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(4)                       to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(5)                       to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(6)                       to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(7)                       to provide for or confirm the issuance of Additional Notes;

(8)                       to make any other change that does not materially and adversely affect the rights of any Holder;

(9)                       to add to the covenants of the Company in the Indenture for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company by the Indenture or to add to the Events of Default or the covenants of the Company for the benefit of the Holders of all or any Notes issued under the Indenture; or

(10)                to conform any provision of the Indenture to the “Description of Notes” in the offering memorandum related to the Original Notes issued on the Issue Date.

Section 9.02.                          Amendments with Consent of Holders.  (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b)                                 Notwithstanding the provisions of paragraph (a), without the consent of each Holder of the Notes affected, an amendment or waiver may not

(1)                       reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note or any Additional Amounts with respect thereto,

(2)                       reduce the rate of or change the Stated Maturity of any interest payment on any Note or any Additional Amounts with respect thereto,

(3)                       reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4)                       after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5)                       make any Note payable in money other than that stated in the Note,

(6)                       impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7)                       make any change in the percentage of the principal amount of the Notes required for amendments or waivers,

(8)                       modify or change any provision of the Indenture affecting the ranking of (or with respect to Collateral, the priority of) the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes, or

(9)                       make any change in any Note Guaranty that would materially adversely affect the Noteholders.

(c)                                  It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)                                 An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.                          Effect of Consent.  (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)                                 If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.                          Trustee’s Rights and Obligations.  The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture.  If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05.                          Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.                          Payments for Consents.  Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.  Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes in connection with an Exchange Offer, the Company may exclude (i) Holders or beneficial owners of the Notes that are not Institutional Accredited Investors and (ii) Holders or beneficial owners of the Notes in any jurisdiction where the inclusion of such Holders or beneficial owners would require the Company to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

ARTICLE 10
GUARANTIES

Section 10.01.                   The Guaranties.  Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable by the Company under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture.  Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 10.02.                   Guaranty Unconditional.  The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(1)                       any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

(2)                       any modification or amendment of or supplement to the Indenture or any Note;

(3)                       any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

(4)                       the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)                       any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(6)                       any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03.                   Discharge; Reinstatement.  Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts due and payable by the Company under the Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04.                   Waiver by the Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05.                   Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06.                   Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.                   Limitation on Amount of Guaranty.  Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law.  To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law.

Section 10.08.                   Execution and Delivery of Guaranty.  The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer or authorized signatory of the Guarantor still holds that office (or has that authority) at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.

Section 10.09.                   Release of Guaranty.  The Note Guaranty of a Guarantor will automatically terminate upon

(1)                       a sale or other disposition (including by way of consolidation or merger, spin-off or liquidation or dissolution) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by the Indenture;

(2)                       such Guarantor ceasing to be a guarantor or a borrower under the Credit Facilities, if such Note Guaranty was (i) entered into on the Issue Date and such Guarantor was a guarantor or borrower under the Credit Facilities on the Issue Date or (ii) required to be entered into after the Issue Date as a result of such Guarantor becoming a guarantor or borrower under the Credit Facilities after the issue date;

(3)                       defeasance or discharge of the Notes, as provided in Article 8; or

(4)                       if at any time the Notes are rated Investment Grade by both Rating Agencies; provided that each Rating Agency confirms that the Notes will continue to be rated Investment Grade after the Note Guaranties are terminated; and provided further that if at any time the Notes cease to be rated Investment Grade by both Rating Agencies, each Subsidiary that would have been required to Guarantee the Notes pursuant to the Indenture shall promptly execute and deliver a supplemental indenture guaranteeing the Notes (it being understood that the Guarantees shall only be released in respect of Notes that are rated Investment Grade).

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel in accordance with Section 11.04, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11
MISCELLANEOUS

Section 11.01.                   Trust Indenture Act of 1939.  The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02.                   Noteholder Communications; Noteholder Actions.  (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1)     Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)                       The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)                                  Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)                                 The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 11.03.                   Notices.  (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Notices or communications to a Guarantor will be deemed given if given to the Company.  Any notice to the Trustee will be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Company:

Flextronics International Ltd.
6201 America Center Drive

San Jose, CA 95002

Attention: General Counsel

Facsimile: (408) 935-8147

if to the Trustee:

U.S. Bank National Association
Corporate Trust Services

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: Paula Oswald (Flextronics Notes due 2025)

Facsimile: (213) 615-6197

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                                 Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)                                  Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04.                   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1)                       an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)                       an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05.                   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1)                       a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)                       a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)                       a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                       a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06.                   Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07.                   Governing Law; Submission to Jurisdiction.  The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.  To the fullest extent permitted by applicable law, the Company and each Guarantor hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company and each Guarantor agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which the Company or such Guarantor is subject by a suit upon such judgment, provided that service of process is effected upon the Company or such Guarantor in the manner specified herein or as otherwise permitted by law. To the extent that the Company or such Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company and each Guarantor hereby irrevocably waives such immunity in respect of their respective obligations under this Agreement, to the extent permitted by law.

The Company and each Guarantor hereby appoint CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Subsidiary Guarantees or the transactions contemplated herein that may be instituted in any State or U.S. federal court in the Borough of Manhattan in The City of New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company and each Guarantor hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and each Guarantor agree to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and each Guarantor.

Section 11.08.                   No Adverse Interpretation of Other Agreements.  The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 11.09.                   Successors.  All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors.  All agreements of the Trustee in the Indenture will bind its successor.

Section 11.10.                   Duplicate Originals.  The parties may sign any number of copies of the Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11.                   Separability.  In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12.                   Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 11.13.                   No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.14.                   Bermuda Branch; Full Recourse Obligations.  Notwithstanding anything to the contrary contained herein, all payments of principal and interest by the Company with respect to the Notes will be made by the Company through its Bermuda branch office; provided, however, that notwithstanding the foregoing, the Company acknowledges that its obligations hereunder are full recourse to the Company and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Trustee’s ability to collect any obligation from the Company.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

Flextronics International Ltd. as Issuer

By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Authorized Signatory

[Signature Page to the Indenture]

FLEXTRONICS AMERICA, LLC as Guarantor

By:	/s/ David P. Bennett
	Name:	David P. Bennett
	Title:	Manager

[Signature Page to the Indenture]

FLEXTRONICS INTERNATIONAL USA, INC. as Guarantor

By:	/s/ Timothy Stewart
	Name:	Timothy Stewart
	Title:	Vice President and Secretary

FLEXTRONICS LOGISTICS USA, INC. as Guarantor

By:	/s/ Timothy Stewart
	Name:	Timothy Stewart
	Title:	Vice President and Secretary

[Signature Page to the Indenture]

FLEXTRONICS INTERNATIONAL EUROPE B.V. as Guarantor

By:	/s/ Bart van Loon
	Name:	Bart van Loon
	Title:	Managing Director

By:	/s/ Mark J. Savage
	Name:	Mark J. Savage
	Title:	Managing Director

[Signature Page to the Indenture]

FLEXTRONICS INTERNATIONAL TERMELŐ ÉS SZOLGÁLTATÓ VÁMSZABADTERŰLETI KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG as Guarantor

By:	/s/Robert McCafferty
	Name:	Robert McCafferty
	Title:	Managing Director

By:	/s/ Zsolt Istvan Raba
	Name:	Zsolt Istvan Raba
	Title:	Authorized Signatory

[Signature Page to the Indenture]

FLEXTRONICS SALES AND MARKETING CONSUMER DIGITAL LTD. as Guarantor

By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Director

FLEXTRONICS MARKETING (L) LTD. as Guarantor

By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Director

FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD. as Guarantor

By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Director

FLEXTRONICS SALES & MARKETING (A-P) LTD. as Guarantor

By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Director

[Signature Page to the Indenture]

FLEXTRONICS INTERNATIONAL ASIA-PACIFIC LTD. as Guarantor

By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Director

FLEXTRONICS TELECOM SYSTEMS LTD as Guarantor

By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Director

[Signature Page to the Indenture]

FLEXTRONICS INTERNATIONAL TECNOLOGIA LTDA. as Guarantor

By:	/s/ Rodrigo Castanho Dall’Oglio
Name:	Rodrigo Castanho Dall’Oglio
Title:	Manager

By:	/s/ Flávio Dos Santos Magalhães
Name:	Flávio Dos Santos Magalhães
Title:	Manager

[Signature Page to the Indenture]

U.S. Bank National Association as Trustee

By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FACE OF 2025 NOTE]

FLEXTRONICS INTERNATIONAL LTD.

4.750% Note Due 2025

[CUSIP] [CINS]

No.	$

Flextronics International Ltd., a Singapore company (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                          DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on June 15, 2025.

[Initial](1) Interest Rate: 4.750% per annum.

Interest Payment Dates:  June 15 and December 15, commencing December 15, 2015.

Regular Record Dates:  June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(1) For Initial Notes or Initial Additional Notes only.

A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Date:	FLEXTRONICS INTERNATIONAL LTD.

By:
Name:
Title:

A-2

(Form of Trustee’s Certificate of Authentication)

This is one of the 4.750% Notes Due 2025 described in the Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-3

[REVERSE SIDE OF NOTE]

FLEXTRONICS INTERNATIONAL LTD.

4.750% Note Due 2025

1.                                      Principal and Interest.

The Company promises to pay the principal of this Note on June 15, 2025.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 4.750% per annum (subject to adjustment as provided below).

Interest will be payable semiannually in arrears on each June 15 and December 15 (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date), commencing December 15, 2015.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated June 8, 2015, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that the Company does not comply with certain obligations thereunder, the interest rate on this Note will increase by the amount specified therein.](1)

The Company must also pay certain Additional Amounts specified in the Indenture.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](2) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].(3)  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 4.750%.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

(1) Include only for Initial Note or Initial Additional Note.

(2) Include only for Exchange Note.

(3) For Additional Notes, may be the date of their original issue.

2.                                      Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of June 8, 2015 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to $600,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed as set forth in the Indenture.

3.                                      Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits or causes to be deposited with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.                                      Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements, transfer documents, certificates and opinions of counsel and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.                                      Defaults and Remedies.

Other than as set forth below, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the

Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.                                      Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.                                      Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

8.                                      Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.                                      Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

10.                               Indenture.

Each Holder, by accepting a Note, agrees to be bound by all of the terms and conditions of the Indenture, as the same may be amended from time to time.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                             , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐                                    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐                                    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐                                    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(4)

By
To be executed by an executive officer

(4) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount (in original principal amount) below:

$                                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

(1) For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

FLEXTRONICS INTERNATIONAL, LTD.

The Guarantor(s) Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

4.750%
Notes due 2025

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,         , among Flextronics International Ltd., a Singapore corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each a “Subsidiary Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 8, 2015 (the “Indenture”), relating to the Company’s 4.750% Notes due 2025 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Subsidiaries to provide Guaranties in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Subsidiary Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Subsidiary Guarantee or for or in respect of the recitals contained herein, all of which recitals are made by each Subsidiary Guarantor and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FLEXTRONICS INTERNATIONAL LTD., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)                                 REPRESENTS THAT

(A)                     IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B)                     IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C)                     IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)                                 AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)                     TO THE COMPANY,

(B)                     PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)                     TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)                     IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E)                      IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

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(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C), (2)(D) OR (2)(E) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E

Regulation S Certificate

,

U.S. BANK NATIONAL ASSOCIATION
[ADDRESS OF TRUSTEE]

Re:	Flextronics International Ltd.
4.750% Notes due 2025
(the “Notes”) Issued under the
Indenture (the “Indenture”) dated as
of June 8, 2015 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.                  This Certificate relates to our proposed transfer of $         principal amount of 2025 Notes issued under the Indenture.  We hereby certify as follows:

1.              The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.              Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.              The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.              If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.                  This Certificate relates to our proposed exchange of $         principal amount of 2025 Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.              At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.              The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

   ,

U.S. BANK NATIONAL ASSOCIATION
[ADDRESS OF TRUSTEE]

Re:	Flextronics International Ltd. 4.750% Notes due 2025 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 8, 2015 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $         principal amount of 2025 Notes issued under the Indenture.

☐  B.                       Our proposed exchange of $         principal amount of 2025 Notes issued under the Indenture for an equal principal amount of 2025 Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                   , 20    , which is a date on or since close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT G

Institutional Accredited Investor Certificate

U.S. BANK NATIONAL ASSOCIATION
[ADDRESS OF TRUSTEE]

Re:	Flextronics International Ltd. 4.750% Notes due 2025 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 8, 2015 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $         principal amount of 2025 Notes issued under the Indenture.

☐  B.                       Our proposed exchange of $         principal amount of 2025 Notes issued under the Indenture for an equal principal amount of 2025 Notes to be held by us.

We hereby confirm that:

1.                        We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.                        Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.                        We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.                        We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.                        We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.                        The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee.  Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with.  We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:                             U.S. BANK NATIONAL ASSOCIATION
[ADDRESS OF TRUSTEE]

OR

[Name of DTC Participant]

Re:	Flextronics International Ltd. 4.750% Notes due 2025 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 8, 2015 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of 2025 Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐  B.                       We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:                             U.S. BANK NATIONAL ASSOCIATION
[ADDRESS OF TRUSTEE]

Re:                             Flextronics International Ltd.
4.750% Notes due 2025 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 8, 2015 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of 2025 Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE.  PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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